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                                                                   EXHIBIT 10.1

                                                       PERSONAL AND CONFIDENTIAL

                            PAYLESS SHOESOURCE, INC.
                              3231 EAST 6TH AVENUE
                                  P.O. BOX 1189
                            TOPEKA, KANSAS 66601-1189
                                 (785) 233-5171
                                EXECUTIVE OFFICES

JAY A. LENTZ, PHD.
SENIOR VICE PRESIDENT
   HUMAN RESOURCES

                                                  May 20, 2005
Matthew E. Rubel
113 Foreside Road,
Falmouth, Maine  04105

                  Re:      Employment Agreement

Dear Matt:

This is your EMPLOYMENT AGREEMENT with PAYLESS SHOESOURCE, INC., a Delaware corporation (the "Company"). It sets forth the terms of your employment with the Company and its affiliates from time to time (together, the "Group").

1. YOUR POSITION, PERFORMANCE AND OTHER ACTIVITIES

      (a) Position. You will be employed in the position of Chief Executive Officer of the Company. You will be appointed to the Company's Board of Directors (the "Board") as of your Start Date (as defined in Section 2) and the Company will use reasonable efforts to cause you to be nominated for re-election each time your term expires during your employment. You agree to serve as a member of the Board, as well as a member of any Board committee to which you may be elected or appointed.

      (b) Authority, Responsibilities and Reporting. You shall be the most senior officer of the Company and you shall be responsible for the oversight and management of all operations and activities of the Group. Each employee of the Group shall report, directly or indirectly, to you provided that such reporting relationship is in compliance with the charter and bylaws of the Company and all applicable laws and regulations, including the rules of the stock exchange on which the Company is listed. You shall report directly and exclusively to the Board in its entirety (and not to any individual member thereof).

      (c) Performance. During your employment, you will devote substantially all of your business time and attention to the Group and will use good faith efforts to discharge your responsibilities under this Agreement to the best of your ability. During your employment, your place of performance will be Topeka, Kansas or such other place as the Board determines to locate the Company's headquarters, subject to your right to resign for "Good Reason" (as defined in Section 5(c)) upon certain relocations of the Company's headquarters as described in Section 5(c)(1)G).

      (d) Other Activities. During your employment, you will not render any business, commercial or professional services to any non-member of the Group. However, you may (1) serve on corporate, civic or charitable boards, (2) manage personal investments, and (3) deliver lectures, fulfill speaking engagements or teach at educational institutions, so long as (A) these activities do not interfere in more

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than a de minimis manner with your performance of your responsibilities under this Agreement and (B) any service on a corporate board, and any service on more than two civic and/or charitable boards, is approved by the Board. The boards on which you expect to serve are: American Apparel & Footwear Association and Portland Museum of Arts.

2. TERM OF YOUR EMPLOYMENT

Your employment under this Agreement will (a) begin on August 1, 2005 or such earlier date that is mutually agreed by you and the Company (the "Start Date" of this Agreement) provided that the condition set forth in Section 10(c) is satisfied on or prior to June 30, 2005 and (b) end at the close of business on the earlier of (1) the end of the Compensation Period or (2) the effective date of early termination of your employment. Your "Compensation Period" begins on your Start Date and is initially scheduled to end on May 31, 2008 (the "Initial End Date"). Beginning on May 31, 2008 and on each following anniversary, your Compensation Period will automatically extend for one year unless either you or the Company gives at least 90 days' prior notice of non-extension. References in this Agreement to "your employment" are to your employment under this Agreement. This Agreement will only become effective on the Start Date and will automatically terminate if you do not accept and agree to this Agreement by June 30, 2005.

3. YOUR COMPENSATION

      (a) Salary. During your employment, you will receive an annual base salary (as increased from time to time, your "Salary"). The starting amount of your Salary is $1,000,000. The Company will review your Salary at least annually and may increase it at any time for any reason and your Salary may not be decreased at any time (including after any increase) without your consent; references in this Agreement to Salary shall mean your annual base salary as so increased or decreased. Any increase in your Salary will not reduce or limit any other obligation to you under this Agreement. Your Salary will be paid in accordance with the Company's practices for senior executives of the Company.

      (b) Bonus. You will be eligible to receive an annual cash bonus (your "Bonus") for each fiscal year of the Company ending during your employment. The amount of your Bonus will be determined by the Board (or the Board's Compensation Committee) based on the achievement of performance goals established by the Board (or the Board's Compensation Committee) in consultation with you. Your minimum annual cash bonus target will be equal to 75% of your Salary (the "Target Annual Bonus") and, in the discretion of the Board (or the Board's Compensation Committee), you will have the opportunity to earn a Bonus in excess of the Target Annual Bonus for achievement of performance in excess of the established performance goals. Your Bonus will be paid in accordance with the Company's practices for senior executives of the Company. For the Company's fiscal year ending January 28, 2006, you are guaranteed to receive a Bonus of at least $750,000 multiplied by the number of elapsed days from your Start Date through January 28, 2006 divided by 365, provided you are in the employ of the Company on the date the Bonus is paid.

      (c) Initial Equity Incentive Awards.

            (1) In addition to your Salary and Bonus, on your Start Date you will be awarded

                  (A) stock options to purchase 720,000 shares of the Company's common stock (your "Sign-On Stock Options") and

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                  (B) 214,250 restricted shares of the Company's common stock
            (your "Sign-On Stock").

            (2) Your Sign-On Options will have the terms and conditions set forth in an award agreement between the Company and you that is substantially in the form attached as Exhibit 1. Your Sign-On Stock Options will have an exercise price equal to the closing price of the Company's common stock on your Start Date. Subject to the terms of the award agreement, one-half of your Sign-On Options (i.e., options on 360,000 shares) will vest and first become exercisable in equal one-third installments on the first, second and third anniversaries, respectively, of your Start Date and the balance of your Sign-On Options (i.e., the remaining options on 360,000 shares) will vest and first become exercisable in equal one-third installments on the second, third and fourth anniversaries, respectively, of your Start Date.

            (3) Your Sign-On Stock will have the terms and conditions set forth in an award agreement between the Company and you that is substantially in the form attached as Exhibit 2. Subject to the terms of the award agreement, your Sign-On Stock will vest on the third anniversary of your Start Date.

            (4) You will be eligible to receive equity-based compensation awards following your Start Date in the sole discretion of the Compensation Committee of the Board.

      (d) Long-Term Cash Awards. During your employment, you will be eligible to participate in the Company's Incentive Compensation Plan (and any successor plan) for each performance period starting with and after the Company's fiscal year beginning January 29, 2006 (your"Long-Term Cash Award"). However, on your Start Date you will be deemed to participate in each of the 2004-2006 and 2005-2007 performance cycles that are already in progress under such plan (1) subject to the achievement of the performance goals that are already established for each cycle and (2) based on a target cash award of $450,000 for the 2004-2006 cycle and a target cash award $450,000 for the 2005-2007 cycle, in each case multiplied by the number of elapsed days between your Start Date and the last day of the applicable cycle (or if earlier the effective date of early termination of your employment) divided by 1095. In addition, your minimum target cash award for the 2006-2008 performance cycle established by the Board (or the Board's Compensation Committee) will be $450,000.

      (e) Special Cash Award. You will receive a one-time cash award equal to the amount of profit sharing and annual bonus you forfeit from your prior employer by virtue of resigning to accept your position with the Company, to be paid promptly following the later of (i) your Start Date and (ii) the date on which you advise the Company of the fact of such forfeiture. However, this one-time cash award is subject to a maximum of $640,000.

      (f) Other Executive Compensation Plans and Additional Compensation. During your employment, you will be eligible to participate in all of the Group's executive compensation plans, including any management incentive plans, deferred compensation plans, supplemental retirement plans and equity plans, in which senior executives of the Company participate.

4. OTHER EMPLOYEE BENEFITS

      (a) Employee Benefit Plans. During your employment, you will be eligible to participate in the Group's employee benefit and welfare plans, including plans providing retirement benefits, medical, dental, hospitalization, life or disability insurance, on a basis that is at least as favorable as that provided to senior executives of the Company. However, for purposes of determining your benefits under the

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Payless ShoeSource, Inc. Supplementary Retirement Plan (the "SRP"), your
"Compensation" as defined in Section 1.13 of the SRP shall include only the amounts paid to (or earned by) you pursuant to Sections 3(a) and 3(b) of this Agreement.

      (b) Vacation. You will be entitled to paid annual vacation during your employment on a basis that is at least as favorable as that provided under the Company's vacation policy (but in no event less than four weeks annually).

      (c) Business Expenses. You will be reimbursed for business and entertainment expenses incurred by you in performing your responsibilities under this Agreement. However, your reimbursement will be subject to the Company's normal practices for senior executives of the Company.

      (d) Relocation Benefit. You will be reimbursed for the reasonable costs incurred in connection with your relocation to the Topeka or Kansas City, Kansas metropolitan area in a manner no less generous in any aspect than as in accordance with the Company's Executive Relocation Policy (in the form provided to you prior to the date hereof) and consistent with applicable law. In addition, you will be reimbursed for otherwise unreimbursed expenses incurred in connection with the purchase, preparation and decoration of your new home in Kansas, subject to a maximum of $75,000.

      (e) Perquisites. During your Compensation Period, you will be entitled to
(1) personal use of the corporate aircraft in accordance with the Company's proposed standard practice instructions for such use (in the form provided to you prior to the date hereof), (2) reimbursement of up to $16,000 per year for payment of annual club dues and an automobile, (3) reimbursement of up to $2,900 per year for income tax preparation and $5,000 per year for the purchase of excess medical insurance, (4) access to a Company-paid driver up to four days a week who can drive you to and from your principal residence in the Topeka or Kansas City, Kansas metropolitan area to the Company's headquarters in Topeka, Kansas, and (5) reimbursement of up to $7,500 per year for payment of the Young Presidents Organization local and international chapter fees.

5. EARLY TERMINATION OF YOUR EMPLOYMENT

      (a) No Reason Required. You or the Company may terminate your employment early at any time for any reason, or for no reason, subject to compliance with
Section 5(e).

      (b) Termination by the Company for Cause.

             (1) "Cause" means any of the following:

                  (A) Your failure, either due to willful action or as a result of gross neglect, to substantially perform your duties and responsibilities to the Group under this Agreement (other than any such failure resulting from your incapacity due to physical or mental illness) that has not been cured within thirty (30) days after written notice is delivered to you by the Board, which notice specifies in reasonable detail the manner in which the Company believes you have not substantially performed your duties and responsibilities.

                  (B) Your engagement in conduct which is demonstrably and
            materially injurious to the Group, or that materially harms the reputation or financial position of the Group, unless the conduct in question was undertaken in good faith and with a rational business purpose and based upon the honest belief that such conduct was in the best interest of the Group.

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                  (C) Your indictment or conviction of, or plea of guilty or nolo contendere to, a felony or any other crime involving dishonesty, fraud or moral turpitude. However, if after your indictment the Company terminates your employment "for Cause" but the charges are dropped or you are acquitted of the charges, you will be entitled to the benefits set forth in Section 6(b).

                  (D) Your being found liable in any SEC or other civil or
            criminal securities law action or entering any cease and desist order with respect to such action (regardless of whether or not you admit or deny liability).

                  (E) Your breach of your fiduciary duties to the Group which has a material adverse effect on the Group. However, to the extent the breach is curable, the Company must give you notice and a reasonable opportunity to cure.

                  (F) Your (i) obstructing or impeding, (ii) endeavoring to
            obstruct or impede or (iii) failing to materially cooperate with, any investigation authorized by the Board or any governmental or self-regulatory entity.

                  (G) Your unauthorized use or disclosure of confidential or proprietary information, or related materials, or the violation of any of the terms of the Company's standard confidentiality policies and procedures, in the case of any item identified in this clause
            (G) which may reasonably be expected to have a material adverse effect on the Group and that, if capable of being cured, has not been cured within thirty (30) days after written notice is delivered to you by the Company, which notice specifies in reasonable detail the alleged unauthorized use or disclosure or violation.

                  (H) Your material breach of a material provision of the
            Group's Policy on Business Conduct (and any successor code of conduct and ethics).

For this definition, no act or omission by you will be "willful" unless it is made by you in bad faith or without a reasonable belief that your act or omission was in the best interests of the Group. Any act, or failure to act, based on authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel to the Company shall be presumed to be done, or omitted to be done, by you in good faith and in the best interests of the Group.

            (2) To terminate your employment "for Cause", the Board must determine in good faith that Cause has occurred, the Company must comply with Section 5(e) and the Company must deliver to you a copy of a resolution duly adopted by a majority of the entire Board (excluding you) at a meeting of the Board called and held for such purpose (after reasonable notice to you and a reasonable opportunity for you, with your legal counsel, to be heard) that finds that in the good faith opinion of the Board, Cause has occurred and states the basis for that belief ("Notice of Cause").

            (3) If the Board does not give Notice of Cause within 90 days after any member of the Board (other than you and any other member of the Board involved in the event) has actual knowledge that an event constituting Cause has occurred, the Board cannot assert that event as a basis to terminate your employment "for Cause". For the avoidance of doubt, the waiver or non-assertion by the Board of a particular Cause event does not preclude the Board from providing in accordance with this Section a Notice of Cause with respect to a subsequent Cause event.

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      (c) Termination by You for Good Reason.

             (1) "Good Reason" means any of the following:

                  (A) Any material and adverse change in your position with the
            Group for any reason other than your termination of employment by the Company for Cause or by reason of your Disability. However, a reduction in your responsibilities as a result of the appointment of a President of the Company and, to the extent you are named President, the removal of such title shall not be a material and adverse change so long as you retain all of the authority, responsibilities and reporting relationships as provided in Section 1(b).

                  (B) Your not being appointed to the Board on your Start Date or the Company's failure to cause you to be nominated to the Board for any reason other than your termination of employment by the Company for Cause or by reason of your Disability.

                  (C) Failure by the Company to provide you with authority,
            responsibilities and reporting relationships as provided in Section 1(b) or any material and adverse reduction in your authority, responsibility or reporting relationships or the assignment of any duties inconsistent in any material and adverse respect with your position, authority, duties or responsibilities, for any reason other than your termination of employment by the Company for Cause or by reason of your Disability.

                  (D) Any failure by the Company to comply with Section 3.

                  (E) Any purported termination by the Company of your
            employment that is in breach of this Agreement.

                  (F) The Company notifies you that it will not extend your
            Compensation Period for a period that ends prior to your Retirement for any reason other than Cause or your Disability. References in this Agreement to "your Retirement" means the date of the Company's annual meeting of shareholders occurring in the year of your 65th birthday.

                  (G) Any failure by the Company to comply with Section 11(c).

                  (H) The relocation of the Company's headquarters or your
            principal office more than 35 miles from its location on the Start Date if such relocation increases your one-way commute from your principal residence by more than 35 miles, unless such relocation is to the New York City metropolitan area.

            (2) The Company's placing you on paid leave for up to 90 consecutive days while it is determining whether there is a basis to terminate your employment for Cause will not constitute Good Reason.

            (3) To terminate your employment "for Good Reason," Good Reason must have occurred and you must comply with Section 5(e). However, prior to complying with Section 5(e), (A) you must first give the Company notice and a 30-day period to cure the event constituting Good Reason under
      Section 5(c) ("Notice of Good Reason") and (B) if you do not give Notice of Good Reason within 90 days after you have knowledge that an event constituting Good Reason has occurred, the event will no longer constitute Good Reason. For the avoidance of doubt, Good Reason will not include any isolated, insubstantial and inadvertent failure by the Company that is

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      not in bad faith and is cured promptly on your giving the Company notice and an event will not constitute Good Reason if you have consented to it in accordance with Section 13(e).

      (d) Termination on Disability or Death.

            (1) The term "Disability" means your absence from your responsibilities with the Company on a full-time basis for 130 business days in any consecutive 12 months as a result of incapacity due to mental or physical illness or injury. If the Company determines in good faith that your Disability has occurred, it may give you a Termination Notice. If within 30 days following the Termination Notice you do not return to full-time performance of your responsibilities, your employment will terminate. If you do return to full-time performance in that 30-day period, the Termination Notice will be cancelled for all purposes of this Agreement. Except as provided in this Section 5(d), your incapacity due to mental or physical illness or injury will not affect the Company's obligations under this Agreement.

            (2) Your employment will terminate automatically on your death.

      (e) Advance Notice Generally Required.

            (1) To terminate your employment before the end of your Compensation Period, either you or the Company must provide a Termination Notice to the other. A "Termination Notice" is a written notice that states the specific provision of this Agreement on which termination is based, including, if applicable, the specific clause of the definition of Cause or Good Reason and a reasonably detailed description of the facts that permit termination under that clause. (The failure to include any fact in a Termination Notice that contributes to a showing of Cause or Good Reason does not preclude either party from asserting that fact in enforcing its rights under this Agreement.)

            (2) You and the Company agree to provide 90 days' advance Termination Notice of any early termination (although the Company may accelerate the end of your employment by providing you with notice), unless your employment is terminated by the Company for Cause or because of your Disability or death. Accordingly, the effective date of early termination of your employment will be 90 days after Termination Notice is given (unless the Company elects to accelerate the end of your employment) except that

                  (A) the effective date will be the date of the Company's
            Termination Notice if your employment is terminated by the Company for Cause, although the Company may provide a later effective date in the Termination Notice,

                  (B) the effective date will be 30 days after Termination
            Notice is given if your employment is terminated because of your Disability, and

                  (C) the effective date will be the time of your death if your employment is terminated because of your death.

            The Company may elect to place you on paid leave for all or part of the advance notice period.

            (3) The effective date of termination of your employment is referred to herein as the "Termination Date".

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6. THE COMPANY'S OBLIGATIONS IN CONNECTION WITH YOUR EARLY TERMINATION

      (a) General Effect. On termination in accordance with Sections 2 and 5, your employment will end and the Group will have no further obligations to you except as provided in this Section 6.

      (b) For Good Reason or Without Cause. If, during your Compensation Period, the Company terminates your employment without Cause or you terminate your employment for Good Reason in accordance with Section 5:

            (1) The Company will pay you the following as of the end of your employment: (A) your unpaid Salary, (B) your Salary for any accrued but unused vacation and (C) any accrued expense reimbursements (together, your "Accrued Compensation"). In addition, the Company will timely pay you any other amounts and provide to you any benefits that are required, or to which you are entitled on or after your Termination Date, under any plan, contract or arrangement of the Group (together, the "Other Benefits").

            (2) The Company will pay you your Accrued Bonus. Your "Accrued Bonus" means the sum of (A) any unpaid Bonus for the fiscal year ending before the Termination Date and (B) any excess of (i) your Target Annual Bonus for the fiscal year in which the Termination Date occurs multiplied by the number of days of your employment since the fiscal year ending before the Termination Date divided by 365 over (ii) any Bonus paid to you for a fiscal year ending after the Termination Date.

            (3) The Company will pay you your Accrued Long-Term Cash Award. Your "Accrued Long-Term Cash Award" means the sum of (A) any unpaid Long-Term Cash Award for the performance cycle(s) ending in the fiscal year before the Termination Date and (B) any excess of (i) your target Long-Term Cash Award for each performance cycle ending in or in progress during the fiscal year in which the Termination Date occurs multiplied by the number of days of your employment during the applicable performance cycle divided by the total number of days in the applicable performance cycle over (ii) any Long-Term Cash Award(s) paid to you in respect of such performance cycle(s).

            (4) The Company will pay you ratably over 24 months, on a bi-weekly basis, an amount equal to two (2) times the sum of your (A) Salary and (B) Target Annual Bonus for the fiscal year in which the Termination Notice is given.

            (5) The unvested stock options issued by the Group to you (including the Sign-On Options), that, absent the end of your employment, would have vested and become exercisable in the 24-month period following the Termination Date, will immediately vest and become exercisable and remain exercisable until the earlier of (x) three years following the Termination Date and (y) the final expiration date of such options. The Sign-On Stock (if not previously vested) will immediately vest and any other restricted stock or equity-based compensation awarded by the Group to you, that, absent the end of your employment, would have vested in the 24-month period following the Termination Date, will vest and become immediately payable in accordance with the terms of the applicable award agreement(s).

            (6) You, your spouse and your dependents will continue to be entitled to participate in each of the Group's employee welfare plans providing for medical, dental or other health insurance on a basis (including costs) that is at least as favorable as that provided to senior officers of the Company (the "Medical Benefits"). However, if the Group's plans do not permit

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      you, your spouse or your dependents to participate on this basis, the
      Company will provide Medical Benefits (with the same after-tax effect for you) outside of the plans. Each Medical Benefit will be provided until the earlier of (A) your becoming employed by another employer and being eligible for coverage from your new employer in respect of such Medical Benefit and (B) the expiration of the 24-month period following the Termination Date.

            (7) You will be credited with two (2) additional years of age and "Plan Service" under the SRP (but not for any purpose relating to satisfying the "age 50" requirement under Section 3.2(c) of the SRP in connection with a change in control of the Company).

            (8) You will be entitled to an allowance of up to $15,000 for your reasonable outplacement expenses.

      (c) For Cause or Without Good Reason. If, during your Compensation Period, the Company terminates your employment for Cause or you terminate your employment without Good Reason, the Company will pay your Accrued Compensation and provide you your Other Benefits.

      (d) Retirement, Disability or Death. If, during your Compensation Period, your employment terminates as a result of your Retirement, death or Disability, the Company will pay your Accrued Compensation and Accrued Bonus and will provide your Other Benefits.

      (e) Change of Control. On your Start Date, you and the Company will enter into a Change of Control Agreement in the form attached as Exhibit 3. If there is a "Change of Control" as defined in your Change of Control Agreement, your Change of Control Agreement will supersede this Agreement (except as set forth therein). However, to the extent there is a change of control of the Company that does not qualify as a "Change of Control" under the Change of Control Agreement but nevertheless causes any payments under this Agreement to become subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, you shall be entitled to the additional payments and benefits of Section 8 of your Change of Control Agreement with respect to such payments.

      (f) Indemnification. On your Start Date, you and the Company will enter into an Indemnification Agreement in the form attached as Exhibit 4.

      (g) Condition. As a condition to making the payments and providing the benefits stated in this Section 6, the Company may require you to execute and deliver a general release in which you (i) release all claims that you may have in respect of your employment against any member of the Group and any of their respective past or present officers, directors or employees other than your rights under this Agreement or any other agreement reflecting any payment or benefit described in this Agreement or another agreement into which you and the Company subsequently enter and (ii) covenant that you have not filed and will not file any civil action, suit, arbitration, administrative charge, or legal proceeding against any of the released parties in respect of the released claims (and such release shall contain no other covenant or obligation on your part).

      (h) Timing. The benefits provided in this Section 6 will begin on your Termination Date, and unless otherwise specified, any cash payments owed you under this Section 6 will be paid in a lump sum within 15 business days following the effective date of your termination. If the Company determines that you are a "key employee" within the meaning of Section 409A of the Internal Revenue Code and that, as a result of such status, any portion of the payments under this Agreement (without regard to any other plan of deferred compensation) would be subject to additional or accelerated taxation, the Company will delay paying such portion of the payment until the earliest permissible date on which payments may

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commence without triggering such additional taxation (with such delay not to exceed six months), with the first such payment to include the amounts that would have been paid earlier but for the above delay plus simple interest on any unpaid amounts equal to 6-month LIBOR on the Termination Date plus 450 basis points.

      (i) Resignation from Directorships and Officerships. Unless the Group waives this requirement, the termination of your employment for any reason will constitute your resignation from (1) any director, officer or employee position you then have with any member of the Group and (2) all fiduciary positions (including as trustee) you hold with respect to any pension plans or trusts established by any member of the Group. You agree that this Agreement will serve as your written notice of resignation in this circumstance.

7. PROPRIETARY INFORMATION AND WORK PRODUCT

      (a) Definition. "Proprietary Information" means confidential or proprietary information, knowledge or data concerning (1) the Group's businesses, strategies, operations, financial affairs, organizational matters, personnel matters, budgets, profit margins, seasonal plans, goals, objectives and projections, compilations, analyses and projections regarding the Group's divisions, businesses, product segments, product lines, suppliers, sales and expenses, supplier and customer list, advertising and business plans, marketing plans, studies, policies, procedures, products, ideas, processes, software systems, trade secrets and technical know-how, (2) any other matter relating to the Group and (3) any matter relating to suppliers of the Group (including the Group's terms, conditions and other business arrangements with suppliers) or other third parties having relationships with the Group. Proprietary Information includes (A) information regarding any aspect of your tenure as an employee of the Group or the termination of your employment, (B) the names, addresses, and phone numbers and other information concerning clients and prospective clients of the Group, and (C) information and materials concerning personnel information of the Group. In addition, Proprietary Information may include information furnished to you orally or in writing (whatever the form or storage medium) or gathered by inspection, in each case before or after the date of this Agreement. However, Proprietary Information does not include information (i) that was or becomes generally available to the public, other than as a result of a disclosure by you, directly or indirectly, or as a result of the violation by a third party of the Group's confidentiality rights, (ii) that you can establish was independently developed by you without reference to any Proprietary Information or (iii) your personal contact information.

      (b) Use and Disclosure. You will obtain or create Proprietary Information in the course of your involvement in the Group's activities and may already have Proprietary Information. You agree that the Proprietary Information is the exclusive property of the Group, and that, during your employment, you will use and disclose Proprietary Information only for the Group's benefit and in accordance with any restrictions placed on its use or disclosure by the Group. After your employment, you will not use or disclose any Proprietary Information. In addition, nothing in this Agreement will operate to weaken or waive any rights that the Group may have under statutory or common law, or any other agreement, to the protection of trade secrets, confidential business information and other confidential information.

      (c) Return of Proprietary Information. At the Company's request and/or upon termination of your employment, you will return to the Company all documents, records, notebooks, computer diskettes and tapes and anything else containing Proprietary Information, including all copies thereof, as well as any other property of the Group, in your possession, custody or control. You will also delete from your own computer or other electronic storage medium any Proprietary Information. Not later than 20 days after termination of your employment, you will certify in writing to the Group that you have complied with these obligations.

      (d) Work Product. You agree to disclose fully to the Group, and hereby assign and transfer to the Group, and agree to execute any additional documentation the Group may reasonably request to evidence the assignment and transfer, immediately upon the conception, development, making or acquisition thereof, the right, title, and interest in and to any and all inventions, discoveries, improvements, innovations, and/or designs (the "Work Product") conceived, discovered, developed, acquired or secured by you, solely or jointly with others or otherwise, together with all associated U.S. and foreign intellectual property rights (i.e., patents, copyrights, trademarks or trade secrets) either:

            (1) during the period of your employment, if such Work Product is related directly or indirectly, to the business of, or to the research or development work of the Group;

            (2) with the use of the time, materials, or facilities of the Group; or

            (3) within one year after termination of your employment if conceived as a result of and is attributable to work done during such employment and relates to Work Product within the scope of the business of the Group, together with rights to all intellectual property rights which may be granted thereon.

Upon discovery, development or acquisitions or any such Work Product, you shall notify the Group and shall execute and deliver to the Group, without further compensation, such documents prepared by the Group as may be reasonable or necessary to prepare or prosecute applications for such Work Product and to assign and transfer to the Group your right, title and interest in and to such Work Product and intellectual property rights thereof. You acknowledge that you have carefully read and considered the provisions of this paragraph and, having done so, agree that the restrictions set forth herein are fair and reasonable and are reasonably required for the protection of the interests of the Group, its officers, directors, and other executives.

      (e) Limitations. Nothing in this Agreement prohibits (i) you or any member of the Group from providing truthful testimony or information to governmental, regulatory or self-regulatory authorities, (ii) you or any member of the Group from having discussions with legal counsel for the purpose of asserting or defending the party's legal rights or (iii) you from having discussions with your financial and tax advisors for purposes of personal financial and tax planning, provided that in the case of your disclosure to any financial or tax advisor (other than your legal counsel), such advisor(s) agree in writing to be bound by Sections 7(b) and 7(c) to the same extent that you are bound.

8. ONGOING RESTRICTIONS ON YOUR ACTIVITIES

      (a) General Effect. This Section 8 applies during your employment and for the 24-month period after your employment ends. This Section uses the following defined terms:

            "Competitive Enterprise" shall include, but not be limited to:

            (1) any retail business with gross sales or revenue in the prior fiscal year of more than $25 million (or which is a subsidiary, affiliate or joint venture partner of a business with gross sales or revenue in the prior fiscal year of more than $25 million) which sells footwear at retail to consumers at price points competitive, or likely to be competitive with the Group (e.g., including, without limitation, Wal-Mart, K-Mart, Target, Ames, Mervyn's Pic-N-Pay, Foot Star, Inc., Edison, Aldo, Genesco, Venator, Famous Footwear, Shoe Carnival, Jones Apparel Group, Kohl's, Liz Claiborne, Big Five, J.C. Penney and Sears) within 20 miles of any store of the Group or the store of any wholesale customer of the Group in the United States, or anywhere in any foreign country in which the Group has retail stores, franchisees or wholesale customers;

            (2) any franchising or wholesaling business with gross sales or revenue in the prior fiscal year of more than $25 million (or which is a subsidiary, affiliate or joint venture partner of a business with gross sales or revenue in the prior fiscal year of more than $25 million) which sells footwear at wholesale to franchisees, retailers or other footwear distributors located within 20 miles of any store of the Group or the store of any wholesale customer of the Group in the United States, or anywhere in any foreign country in which the Group has retail stores, franchisees or wholesale customers;

            (3) any footwear manufacturing business with gross sales or revenue in the prior fiscal year of more than $25 million (or which is a subsidiary, affiliate or joint venture partner of a business with gross sales or revenue in the prior fiscal year of more than $25 million) which sells footwear to retailers or other footwear distributors located within 20 miles of any store of the Group or the store of any wholesale customer of the Group in the United States, or anywhere in any foreign country in which the Group has retail stores, franchisees, or wholesale customers; (e.g., including, without limitation, Jones Apparel Group, Dexter, Stride Rite, Liz Claiborne, Wolverine Worldwide, Timberland, Nike, Reebok, K-Swiss, Keds and Adidas); or

            (4) any business which provides buying office services to any store or group of stores or businesses referred to in paragraphs (1), (2) or (3) above.

            "Client" means any client or prospective client of the Group to whom you provided services, or for whom you transacted business, or whose identity became known to you in connection with your relationship with or employment by the Group.

            "Solicit" means any direct or indirect communication of any kind, regardless of who initiates it, that in any way invites, advises, encourages or requests any person to take or refrain from taking any action.

      (b) Your Importance to the Group and the Effect of this Section 8. You acknowledge that:

            (1) In the course of your involvement in the Group's activities, you will have access to Proprietary Information and the Group's client base and will profit from the goodwill associated with the Group. On the other hand, in view of your access to Proprietary Information and your importance to the Group, if you compete with the Group for some time after your employment, the Group will likely suffer significant harm. In return for the benefits you will receive from the Group and to induce the Group to enter into this Agreement, and in light of the potential harm you could cause the Group, you agree to the provisions of this Section 8. The Company would not have entered into this Agreement if you did not agree to this Section 8.

            (2) In light of Section 8(b)(1), if you breach any provision of this
      Section 8, the loss to the Company would be material but the amount of loss would be uncertain and not readily ascertainable.

            (3) This Section 8 limits your ability to earn a livelihood in a Competitive Enterprise and your relationships with Clients. You acknowledge, however, that complying with this Section 8 will not result in severe economic hardship for you or your family.

      (c) Your Payment Obligations.

            (1) If you fail to comply with this Section 8 during the Compensation Period and for a 24-month period thereafter, other than any isolated, insubstantial and inadvertent failure that is not in bad faith, you will forfeit all remaining payments owed to you under Section 6.

            (2) With respect to any equity-based compensation awarded to you by the Company from time to time (including Exhibits 1 and 2 hereto), notwithstanding Section 6.1 of the Company's 1996 Stock Incentive Plan, the Company shall not be entitled to cancel or rescind or demand repayment in respect of or as a remedy for any purported violation of this Section 8 or any similar covenants in any other plan, policy, arrangement or agreement applicable to you.

      (d) Non-Competition. During your Compensation Period and for a 24-month period after termination of your employment, you will not directly or indirectly:

            (1) hold more than or equal to the greater of $25,000 or 1% of any equity, debt, voting or profit participation interest in a Competitive Enterprise; or

            (2) associate (including as a director, officer, employee, partner, consultant, agent or advisor) with a Competitive Enterprise and in connection with your association engage, or directly or indirectly manage or supervise personnel engaged, in any activity:

                  (A) that is substantially related to any activity that you were engaged in,

                  (B) that is substantially related to any activity for which you had direct or indirect managerial or supervisory responsibility, or

                  (C) that calls for the application of specialized knowledge or skills substantially related to those used by you in your activities;

            in each case, for the Group at any time during the year before the end of your employment (or, if earlier, the year before the date of determination).

      (e) Non-Solicitation of Clients. During your Compensation Period and for a 24-month period after termination of your employment, you will not attempt to:

            (1) Solicit any Client to transact business with a Competitive Enterprise or to reduce or refrain from doing any business with the Group,

            (2) transact business with any Client that would cause you to be a Competitive Enterprise or that would cause any Client to reduce or refrain from doing any business with the Group, or

            (3) interfere with or damage any relationship between the Group and a Client.

      (f) Non-Solicitation of Group Employees. During your Compensation Period and for a 24-month period after termination of your employment, you will not attempt to Solicit anyone who is then an employee of the Group (or who was an employee of the group within the prior six months) to resign from the Group or to apply for or accept employment with any Competitive Enterprise.

      (g) Notice to New Employers. Before you accept employment with any other person or entity while any of Section 8(d), (e) or (f) is in effect, you will provide the prospective employer with written notice of the provisions of this
Section 8 and you will deliver a copy of the notice to the Group no later than your first day of employment with such employer.

9. NO PUBLIC STATEMENTS OR UNFAVORABLE PUBLICITY

After your employment, you agree not to take any action that is intended to harm the Group or its reputation or which leads to unwanted or unfavorable publicity to the Group and you agree that you will not make any public statement that would libel, slander or disparage any member of the Group or any of their respective past or present executive officers or directors. After your employment, the Company agrees, on behalf of the members of the Board and the executives who are your direct reports on the Termination Date, that neither such Board member nor such direct reports (in each case, during their tenure as director or employee, respectively) will make any public statement that is intended to libel, slander or disparage you. This Section 9 is subject to
Section 7(e). This Section 9 shall not prevent you from making good faith comparative claims regarding the goods and services of the Company and those of an entity by which you are subsequently employed or in which you obtain a financial interest, so long as such activity does not violate Section 8. Nothing in the preceding sentence shall have any impact on the interpretation of Section 8.

10. ENTIRE AGREEMENT; NO CONFLICT; WRITTEN WAIVER

      (a) Entire Agreement. This Agreement (including the Exhibits hereto), the Change of Control Agreement and the Indemnification Agreement (the "Signing Agreements") are the entire agreement between you and the Company with respect to the relationship contemplated by the Signing Agreements and supersede any earlier agreement, written or oral, with respect to the subject matter of the Signing Agreements. In entering into the Signing Agreements, no party has relied on or made any representation, warranty, inducement, promise or understanding that is not in the Signing Agreements.

      (b) No Conflicts. Your execution of this Agreement and performance of the obligations under this Agreement by you do not and will not conflict with, violate the terms of, or constitute a default under, and will be in compliance with any agreement or instrument to which you are a party or by which you are bound, or to which you are subject. You are not party to any employment contract, confidentiality agreement or other agreement that contains any restriction that will affect the performance of your duties hereunder. You represent that (A) your negotiations with the Group have not interfered with your duties as an employee, partner or member of another entity, (B) you have not and will not solicit or encourage any employee of another entity to leave such entity's employment in violation of any agreement between such entity and you and (C) you have not, and will not, use, retain or disclose to the Group any confidential information of another entity.

      (c) Written Waiver. In order for this Agreement to become valid and binding, you must deliver to the Company prior to June 30, 2005 a valid written waiver from your prior employer confirming the agreement of such employer not to enforce its post-employment non-competition restrictions against you during your employment with the Group.

11. SUCCESSORS

      (a) Payments on Your Death. If you die and any amounts become payable under this Agreement, we will pay those amounts to your estate.

      (b) Assignment by You. You may not assign this Agreement without the Company's consent. Also, except as required by law, your right to receive payments or benefits under this Agreement may not be subject to execution, attachment, levy or similar process. Any attempt to effect any of the preceding in violation of this Section 11(b), whether voluntary or involuntary, will be void.

      (c) Assumption by any Surviving Company. Before the effectiveness of any merger, consolidation, statutory share exchange or similar transaction (including an exchange offer combined with a merger or consolidation) involving the Company (a "Reorganization") or any sale, lease or other disposition (including by way of a series of transactions or by way of merger, consolidation, stock sale or similar transaction involving one or more subsidiaries) of all or substantially all of the Company's consolidated assets (a "Sale"), the Company will cause (1) the Surviving Company to unconditionally assume this Agreement in writing and (2) a copy of the assumption to be provided to you. After the Reorganization or Sale, the Surviving Company will be treated for all purposes as the Company under this Agreement. The "Surviving Company" means (A) in a Reorganization, the entity resulting from the Reorganization or
(B) in a Sale, the entity that has acquired all or substantially all of the assets of the Company.

12. DISPUTES

      (a) Employment Matter. This Section 12 applies to any controversy or claim between you and the Group arising out of or relating to or concerning this Agreement or any aspect of your employment with the Group or the Seller or the termination of that employment (together, an "Employment Matter").

      (b) Mandatory Arbitration. SUBJECT TO THE PROVISIONS OF THIS SECTION 12, ANY EMPLOYMENT MATTER WILL BE FINALLY SETTLED BY ARBITRATION IN SHAWNEE COUNTY, KANSAS ADMINISTERED BY THE AMERICAN ARBITRATION ASSOCIATION UNDER ITS COMMERCIAL ARBITRATION RULES THEN IN EFFECT. However, the rules will be modified in the following ways: (1) the decision must not be a compromise but must be the adoption of the submission by one of the parties, (2) each arbitrator will agree to treat as confidential evidence and other information presented to the same extent as the information is required to be kept confidential under Section 7,
(3) there will be no authority to amend or modify the terms of this Agreement except as provided in Section 13(c) (and you and the Group agree not to request any such amendment or modification), (4) a decision must be rendered within 10 business days of the parties' closing statements or submission of post-hearing briefs and (5) the arbitration will be conducted before a panel of three arbitrators, one selected by you within 10 days of the commencement of the notice of arbitration, one selected by the Company in the same period and the third selected jointly by these arbitrators (or, if they are unable to agree on an arbitrator within 30 days of the commencement of arbitration, the third arbitrator will be appointed by the American Arbitration Association; provided that the arbitrator shall be a partner or former partner at a nationally recognized law firm who is experienced in employment matters).

      (c) Limitation on Damages. You and the Group agree that there will be no punitive damages payable as a result of any Employment Matter and agree not to request punitive damages.

      (d) Injunctions and Enforcement of Arbitration Awards. You or the Group may bring an action or special proceeding in a state or federal court of competent jurisdiction sitting in the City of Topeka or Shawnee County, Kansas to enforce any arbitration award under Section 12(b). ALSO, NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, THE GROUP MAY BRING AN ACTION OR PROCEEDING, IN ADDITION TO ITS RIGHTS UNDER SECTION 12(b) AND WHETHER OR NOT AN ARBITRATION PROCEEDING HAS BEEN OR IS EVER INITIATED, TO TEMPORARILY, PRELIMINARILY OR PERMANENTLY ENFORCE ANY PART OF SECTIONS 7 AND 8 IN STATE OR FEDERAL COURT . You agree that (1) your violating any part of Sections 7 and 8 would cause damage to the Group that cannot be measured or repaired and (2) the Group therefore is entitled to an injunction, restraining order or other equitable relief restraining any actual or threatened violation of any of those Sections.

      (e) Jurisdiction and Choice of Forum. You and the Group irrevocably submit to the exclusive jurisdiction of any state or federal court located in the City of Topeka or Shawnee County, Kansas over any Employment Matter that is not otherwise arbitrated or resolved according to Section 12(b). This includes any action or proceeding to compel arbitration or to enforce an arbitration award. Both you and the Group (1) acknowledge that the forum stated in this Section 12(e) has a reasonable relation to this Agreement and to the relationship between you and the Group and that the submission to the forum will apply even if the forum chooses to apply non-forum law, (2) waive, to the extent permitted by law, any objection to personal jurisdiction or to the laying of venue of any action or proceeding covered by this Section 12(e) in the forum stated in this Section, (3) agree not to commence any such action or proceeding in any forum other than the forum stated in this Section 12(e) and (4) agree that, to the extent permitted by law, a final and non-appealable judgment in any such action or proceeding in any such court will be conclusive and binding on you and the Group. However, nothing in this Agreement precludes you or the Group from bringing any action or proceeding in any court for the purpose of enforcing the provisions of Sections 12(b) and this 12(e).

      (f) Waiver of Jury Trial. TO THE EXTENT PERMITTED BY LAW, YOU AND THE GROUP WAIVE ANY AND ALL RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY EMPLOYMENT MATTER.

      (g) Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF KANSAS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN THAT STATE.

      (h) Costs. To the extent permitted by law, the Company will pay as incurred on a quarterly basis any reasonable expenses, including reasonable attorney's fees (and such fees incurred at your attorney's normal hourly rates will be presumed reasonable), you incur as a result of any Employment Matter, provided that you make satisfactory arrangements to repay such expenses if you ultimately do not prevail on one material issue in such dispute. Additionally, the Company will reimburse your reasonable attorney's fees, not to exceed $35,000, incurred by you in entering into this Employment Agreement.

13. GENERAL PROVISIONS

      (a) Construction. (1) References (A) to Sections are to sections of this Agreement unless otherwise stated; (B) to any contract (including this Agreement) are to the contract as amended, modified, supplemented or replaced from time to time; (C) to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section; (D) to any governmental authority include any successor to the governmental authority; (E) to any plan include any programs, practices and policies; (F) to any entity include any corporation, limited liability company, partnership, association, business trust and similar organization and include any governmental authority; and (G) to any affiliate of any entity are to any person or other entity directly or indirectly controlling, controlled by or under common control with the first entity.

            (2) The various headings in this Agreement are for convenience of reference only and in no way define, limit or describe the scope or intent of any provisions or Sections of this Agreement.

            (3) Unless the context requires otherwise, (A) words describing the singular number include the plural and vice versa, (B) words denoting any gender include all genders and (C) the words "include", "includes" and "including" will be deemed to be followed by the words "without limitation."

            (4) It is your and the Group's intention that this Agreement not be construed more strictly with regard to you or the Group.

      (b) Withholding. You and the Group will treat all payments to you under this Agreement as compensation for services. Accordingly, the Group may withhold from any payment any taxes that are required to be withheld under any law, rule or regulation.

      (c) Severability. If any provision of this Agreement is found by any court of competent jurisdiction (or legally empowered agency) to be illegal, invalid or unenforceable for any reason, then (1) the provision will be amended automatically to the minimum extent necessary to cure the illegality or invalidity and permit enforcement and (2) the remainder of this Agreement will not be affected. In particular, if any provision of Section 8 is so found to violate law or be unenforceable because it applies for longer than a maximum permitted period or to greater than a maximum permitted area, it will be automatically amended to apply for the maximum permitted period and maximum permitted area.

      (d) No Set-off or Mitigation. Except as provided in Section 6(b)(9) or if your employment is terminated by the Company for Cause, your and the Company's respective obligations under this Agreement will not be affected by any set-off, counterclaim, recoupment or other right you or any member of the Group may have against each other or anyone else. You do not need to seek other employment or take any other action to mitigate any amounts owed to you under this Agreement.

      (e) Notices. All notices, requests, demands and other communications under this Agreement must be in writing and will be deemed given (1) on the business day sent, when delivered by hand or facsimile transmission (with confirmation) during normal business hours, (2) on the business day after the business day sent, if delivered by a nationally recognized overnight courier or (3) on the third business day after the business day sent if delivered by registered or certified mail, return receipt requested, in each case to the following address or number (or to such other addresses or numbers as may be specified by notice that conforms to this Section 13(e)):

If to you, to your address then on file with the Company's payroll department.

If to the Company or any other member of the Group, to:

                  Payless Shoe Source Inc.
                  3231 SE Sixth Avenue
                  Topeka, KS  66607
                  Attention: General Counsel
                  Facsimile:  785-368-7524

      (f) Consideration. This Agreement is in consideration of the mutual covenants contained in it. You and the Group acknowledge the receipt and sufficiency of the consideration to this Agreement and intend this Agreement to be legally binding.

      (g) Amendments and Waivers. Any provision of this Agreement may be amended or waived but only if the amendment or waiver is in writing and signed, in the case of an amendment, by you and the

Company or, in the case of a waiver, by the party that would have benefited from the provision waived. Except as this Agreement otherwise provides, no failure or delay by you or the Group to exercise any right or remedy under this Agreement will operate as a waiver, and no partial exercise of any right or remedy will preclude any further exercise.

      (h) Third Party Beneficiaries. Subject to Section 11, this Agreement will be binding on, inure to the benefit of and be enforceable by the parties and their respective heirs, personal representatives, successors and assigns. This Agreement does not confer any rights, remedies, obligations or liabilities to any entity or person other than you and the Company and your and the Company's permitted successors and assigns, although (1) this Agreement will inure to the benefit of the Group and (2) Section 11(a) will inure to the benefit of the most recent persons named in a notice under that Section.

      (i) Counterparts. This Agreement may be executed in counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement. However, this Agreement will not be effective until the date both parties have executed this Agreement.

                                      Very truly yours,

                                      /s/ Jay A. Lentz

BY SIGNING THIS AGREEMENT, I HEREBY CERTIFY THAT I (A) HAVE RECEIVED A COPY OF THIS AGREEMENT FOR REVIEW AND STUDY BEFORE SIGNING IT, (B) HAVE READ THIS AGREEMENT CAREFULLY BEFORE SIGNING IT, (C) HAVE HAD SUFFICIENT OPPORTUNITY TO REVIEW THE AGREEMENT WITH ANY ADVISOR I DESIRED TO CONSULT, INCLUDING LEGAL COUNSEL, (D) HAVE HAD SUFFICIENT OPPORTUNITY BEFORE SIGNING IT TO ASK ANY QUESTIONS ABOUT THIS AGREEMENT AND HAVE RECEIVED SATISFACTORY ANSWERS TO ALL SUCH QUESTIONS, AND (E) UNDERSTAND MY RIGHTS AND OBLIGATIONS UNDER THIS AGREEMENT.

Accepted and agreed to:

            /s/ Matthew E. Rubel
-----------------------------------------
             Matthew E. Rubel

June 17, 2005

                                                                       Exhibit 1

                             PAYLESS SHOESOURCE INC.
                              3231 SE SIXTH STREET
                              TOPEKA, KS 66607-2207
                                 (785) 233-5171

                                EXECUTIVE OFFICES

[Start Date]

Matthew E. Rubel
[Address]
[City, State, ZIP]

Dear Mr. Rubel:

In connection with the commencement of your employment with Payless ShoeSource, Inc. (the "Company"), you have been granted a non-qualified stock option (the "Option") to purchase 720,000 shares of the Company's common stock as set forth below and subject to the terms and conditions attached hereto:

              EXECUTIVE:  Matthew Rubel

             GRANT DATE:  [START DATE]

        OPTIONS GRANTED:  720,000

 OPTION PRICE PER SHARE:  $[PRICE][CLOSING PRICE ON START DATE]

        EXPIRATION DATE:  [7TH YEAR ANNIVERSARY OF GRANT DATE]

       VESTING SCHEDULE:  Options on 120,000 shares vest on [1ST ANNIVERSARY OF
(Subject to the attached    GRANT DATE]
   terms and conditions)  Options on 240,000 shares vest on [2ND ANNIVERSARY OF
                            GRANT DATE]
                          Options on 240,000 shares vest on [3RD ANNIVERSARY OF
                            GRANT DATE]
                          Options on 120,000 shares vest on [4TH ANNIVERSARY OF
                            GRANT DATE]

Payless ShoeSource, Inc. has caused this Agreement, which includes the terms and conditions attached hereto and incorporated herein by this reference, to be executed in its corporate name and Executive has executed the same in evidence of Executive's acceptance hereof upon the terms and conditions herein set forth as of the grant date shown above. Prior to the earliest date on which any portion of the Option vests, the Company will use its reasonable best efforts to cause the shares of stock subject to the Option to (i) be registered on Form S-8 under the Securities Act of 1933, as amended and similarly registered, or exempt from registration, under any applicable state securities laws and (ii) be listed for trading on the New York Stock Exchange or such other exchange or quotation system that serves as the primary trading market for the Company's common stock. By signing below, Executive agrees to conform to all of the terms and conditions of this Agreement.

PAYLESS SHOESOURCE, INC.

BY: ___________________________________

EXECUTIVE SIGNATURE: ___________________________________ DATE: _________________
                                   [Name]

          PAYLESS SHOESOURCE, INC. NON-QUALIFIED STOCK OPTION AGREEMENT

                              TERMS AND CONDITIONS

The Compensation, Nominating and Governance Committee (the "Committee") of the Board of Directors of Payless ShoeSource, Inc. (the "Company") has approved granting Executive non-qualified options (referred to in this Agreement as "options") to purchase shares of common stock of the Company ("Stock") on the terms and subject to the conditions set forth in this Agreement.

Therefore, the Company and Executive hereby agree as follows:

1. The Company hereby grants to Executive options to purchase, in the aggregate, the number of shares of the presently authorized Stock of the Company shown on the first page of this Agreement, at the option price per share also shown on the first page of this Agreement. Subject to all other terms and conditions in this Agreement, the options shall be irrevocable.

2. Subject to all the other terms and conditions in this Agreement, the options may be exercised by Executive on and after the dates and for the corresponding number of shares shown in the vesting schedule on the first page of this Agreement; provided, however, that the options may be exercised only on or before the expiration date shown on the first page.

3. Executive may exercise options on and after the appropriate vesting dates (and before a date or event of termination or cancellation) in whole at any time, or in part from time to time, in each case to the extent vested and in blocks at least equal to the lesser of one hundred (100) shares or the total number of shares which are then exercisable. Executive shall give the Company
(i) a written notice ("Notice") to exercise such options in whole or in a specified part which certifies that Executive is in compliance with the terms and conditions of this Agreement and (ii) full payment for the shares then being purchased ("Payment"). Payment may be made by (a) a cashier's or certified check payable to the order of the Company, (b) a wire transfer to the Company's account listed on the notice of exercise, (c) delivery of certificates representing shares of Stock owned by Executive for at least six months with a "Fair Market Value" (as defined in the Company's 1996 Stock Incentive Plan (the "1996 Plan")) on the date of exercise equal to 100% of the aggregate Option Price, (d) subject to the consent of the Committee, making an election in the Notice to have withheld Stock otherwise issuable upon exercise with a Fair Market Value on the date of exercise equal to the aggregate Option Price or (e) in any other manner approved by the Committee. Options will be considered exercised on the date (the "Exercise Date") when the Notice is properly delivered to the Company and payment is complete. The Notice is considered properly delivered on the earliest of (i) the date received in the Compensation and Benefits Department of the Company, (ii) the date received by a courier, if sent via independent courier service, or (iii) the date postmarked (by the United States Post Office), if mailed in the United States mail. Payment under clauses 3(ii) (a), (b) and (c) is considered complete when received in the Compensation and Benefits Department of the Company; payment under clause 3(ii)(d), if consented to by the Committee, is considered completed when the Notice is actually received in the Compensation and Benefits Department of the Company.

4. A. (i) In no event may any option be exercised after the seventh anniversary of the grant date shown on the first page of this Agreement, and any option may be sooner terminated in accordance with the provisions of this
Section 4.

      (ii) If Executive's employment is terminated by the Company for "Cause" (as defined in that certain Employment Agreement dated [DATE] between Executive and the Company) or by Executive without "Good Reason" (as defined in the Employment Agreement), then all of the outstanding options shall immediately terminate regardless of any notice period or period of pay in lieu of such notice required under local statute or at common law, on the earlier of (a) the date Executive receives notice of termination of employment from the Company and
(b) the date of termination of employment by Executive.

      (iii) If Executive's employment is terminated by the Company without Cause or by Executive for Good Reason, then the unvested options that, absent the termination of Executive's employment, would have vested and become exercisable in the 24-month period following the date of termination, shall immediately vest and become exercisable and all vested options shall remain exercisable for a period ending on the earlier of (a) the date upon which the options would otherwise expire and (b) three years after the date of termination.

      (iv) If Executive's employment terminates by reason of "Retirement" or "Disability" (each as defined in the Employment Agreement), the term of any then outstanding options shall extend for a period ending on the earliest of (a) the date upon which the options would otherwise expire, (b) three years after such Retirement (for a reason other than Disability) or (c) twelve months after such Disability. In that event, the number of shares for which options may be exercised after that Retirement or Disability shall be the number of shares for which options were exercisable as of the date of that Retirement or Disability, subject to the other terms and conditions of this Section 4. Options which were not exercisable as of the date of that Retirement or Disability will no longer be deemed to be outstanding thereafter.

      (v) (a) If Executive dies while in the employment of the Company without having fully exercised any then outstanding option, the beneficiary designated by Executive (or, in the absence of such designation, the executors or administrators or legatees or distributees of Executive's estate) shall have the right to exercise such option, in whole or in part during the period ending on the earlier of (1) the date upon which the options would otherwise expire or (2) three years after the date of death. In that event, the number of shares for which options may be exercised after such death shall be the number of shares for which options were outstanding on the date of death (whether or not the options were already exercisable on the date of death).

(b) If Executive dies during any period following Executive's Retirement or Disability, without having fully exercised any then outstanding option, the executors or administrators or legatees or distributees of Executive's estate shall have the right to exercise such option, in whole or in part during the period ending on the earlier of (1) the date upon which the options would otherwise expire or (2) three years after the date of death. In that event, the number of shares for which options may be exercised after such death shall be the number of shares for which options were exercisable as of the date of the Retirement or Disability and remain outstanding on the date of Executive's death.

      (vi) If (a) one of the events described in Section 4 of Part VII of the 1996 Plan occurs and (b) Executive is actively employed on the date of such event, then from and after such date all options outstanding under this Agreement shall be exercisable in full without regard to the provisions of
Section 2 of this Agreement.

B. Promptly following each exercise of an option, shares shall be delivered to Executive by the Company.

C. Each option is personal to Executive, is not transferable by Executive (other than, upon the death of Executive, by last will and testament or by laws of descent and distribution) and, during Executive's lifetime, is exercisable only by Executive.

D. The exercise of each option shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities under any applicable U.S. Federal, state or foreign law ("Withholding Obligation"), or that the consent or approval of any regulatory body, is necessary as a condition of, or in connection with, the exercise or the delivery or purchase of shares hereunder, then in any of those events, the exercise shall not be effective unless that withholding, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. Executive shall pay any Withholding Obligation to the Company at the time of the option exercise by one of the following methods or by such other mode of payment as the Committee may from time to time authorize: (i) cashier's or certified check, (ii) a personal check, (iii) wire transfer or (iv) by electing to have withheld a number of the shares of Stock payable to Executive in connection with the option exercise with a Fair Market Value on the applicable exercise date equal to the Withholding Obligation (with any fractional share rounded up to the nearest whole share).

E. If there is (i) any change in the capital structure of the Company through merger, consolidation, reorganization, recapitalization, spin off or otherwise,
(ii) any dividend on the Stock payable in such Stock or (iii) a stock split, or a combination of shares, the Board shall make appropriate adjustments in the number and price of shares relating to options under agreement as it deems equitable, in its absolute discretion.

F. Nothing in this Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company or subsidiary to terminate Executive's employment at any time, in the absence of a specific agreement to the contrary.

G. Any notice to be given under this Agreement by Executive shall be sent by mail addressed to the Company for the attention of the Compensation and Benefits Department, 3231 S.E. Sixth Avenue Topeka, KS 66607, and any notice by the Company to Executive shall be sent by mail addressed to Executive at the address then on file with the Company's Compensation and Benefits Department. Either party may, by notice given to the other in accordance with the provisions of this Section, change the address to which subsequent notices shall be sent.

H. This Agreement shall be governed by the laws of the State of Kansas. It may not be modified except in writing signed by both parties.

I. The options are not being granted under the 1996 Plan. However, for ease of reference, certain sections in this Agreement incorporate specified provisions of the 1996 Plan. Executive acknowledges that he has received a copy of the 1996 Plan, as the Plan is in effect on the date of this Agreement, and has read and understands the applicable terms of the 1996 Plan that are incorporated by reference in this Agreement.

                                                                       Exhibit 2

                             PAYLESS SHOESOURCE INC.
                              3231 SE SIXTH STREET
                              TOPEKA, KS 66607-2207
                                 (785) 233-5171

                                Executive Offices

[Start Date]

Matthew E. Rubel
[Address]
[City, State, ZIP]

Dear Mr. Rubel:

In connection with the commencement of your employment with Payless ShoeSource, Inc., you have been granted a restricted stock award of 214,250 shares of the Company's common stock (the "Restricted Stock") as set forth below and subject to the terms and conditions attached hereto:

                EXECUTIVE: Matthew Rubel

               GRANT DATE: [START DATE]

RESTRICTED SHARES GRANTED: 214,250

             VESTING DATE: [3rd ANNIVERSARY OF GRANT DATE]

      (Subject to the attached terms and conditions)

Payless ShoeSource, Inc. has caused this Agreement, which includes the terms and conditions attached hereto and incorporated herein by this reference, to be executed in its corporate name and Executive has executed the same in evidence of Executive's acceptance hereof upon the terms and conditions herein set forth as of the grant date shown above. The securities offered under this Agreement have not been registered under the Securities Act of 1933, as amended. On the Grant Date or as promptly as practicable thereafter, the Company will use its reasonable best efforts to register the Restricted Stock on a Form S-3 under the Securities Act of 1933, as amended, and similarly register, or exempt from registration, the Restricted Stock under any applicable state securities laws. On or prior to the earliest date on which the restrictions on the Restricted Stock lapse, the Company will use its reasonable best efforts to list the Restricted Stock for trading on the New York Stock Exchange or such other exchange or quotation system that serves as the primary trading market for the Company's common stock. By signing below, Executive agrees to conform to all of the terms and conditions of this Agreement.

PAYLESS SHOESOURCE, INC.

BY: ___________________________________

EXECUTIVE SIGNATURE: _______________________________     DATE: _________________
                                 [Name]

              PAYLESS SHOE SOURCE, INC. RESTRICTED STOCK AGREEMENT
                              TERMS AND CONDITIONS

The Compensation, Nominating and Governance Committee of the Board of Directors of Payless ShoeSource, Inc. (the "Company") has approved granting Executive restricted stock on the terms and subject to the conditions set forth in this Agreement. Therefore, the Company and Executive hereby agree as follows:

1. The Company hereby grants to Executive, in the aggregate, the number of shares of the presently authorized common stock of the Company shown on the first page of this Agreement ("Restricted Stock"), which shall be subject to the restrictions and conditions set forth in this Agreement.

2. The Company shall hold the certificates for the Restricted Stock in custody until the restrictions thereon shall lapse, at which time the Company shall deliver the certificates for such shares to Executive, less any required withholding.

3. The restrictions on the Restricted Stock are that, before the Vesting Date (specified on the first page of this Agreement), the shares (i) may not be sold, assigned, conveyed, transferred, pledged, hypothecated or otherwise disposed of, and (ii) shall be returned to the Company forthwith, and all of Executive's rights to such shares shall immediately terminate without any payment or consideration by the Company regardless of any notice period or period of pay in lieu of such notice required under local statute or at common law, on the earlier of (a) the date Executive receives notice of termination of employment for "Cause" (as defined in that certain Employment Agreement dated [DATE] between Executive and the Company) from the Company and (b) the date Executive terminates his employment without "Good Reason" (as defined in the Employment Agreement). However, if before the Vesting Date, Executive's employment with the Company is involuntarily terminated by the Company without Cause or voluntarily terminated by Executive for Good Reason, then the restrictions shall lapse as to all shares of Restricted Stock on the date of termination of employment.

4. Executive agrees that, subject to Section 5 of this Agreement, (a) no later than the date(s) as of which the restrictions on the Restricted Stock shall lapse with respect to all or any of the shares of Restricted Stock covered by this Agreement, Executive shall pay to the Company (in cash or shares of Company common stock whose fair market value on the date the Restricted Stock vests is equal to the amount of Executive's tax withholding liability) or make other arrangements satisfactory to the Committee regarding payment of any Federal, state or local taxes of any kind required by law to be withheld with respect to the shares of Restricted Stock for which the restrictions shall lapse; and (b) notwithstanding the preceding clause (a), the Company shall, to the extent permitted by law, withhold the applicable number of shares of Restricted Stock or deduct from any payment of any kind otherwise due to Executive, the amount of any Federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock.

5. If Executive properly elects, within thirty (30) days of the Grant Date (specified on the first page of this Agreement), to include in gross income for Federal income tax purposes an amount equal to the fair market value of the shares of Restricted Stock granted on the Grant Date, Executive shall pay to the Company, or make other arrangements satisfactory to the Committee to pay to the Company in the year of such grant, any Federal, state or local taxes required to be withheld with respect to such shares. If Executive fails to make such payments, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Executive any Federal, state or local taxes of any kind required by law to be withheld with respect to such shares.

6. Subject to Sections 3 and 7 and the other terms and conditions of this Agreement, the restrictions on the Restricted Stock shall lapse on the Vesting Date.

7. Notwithstanding the foregoing, if (i) Executive ceases to be an employee of the Company by reason of "Disability" (as defined in the Employment Agreement) or death, (ii) Executive has been in the continuous employment of the Company from the Grant Date through the date of such event, and (iii) such Disability or death occurs more than one year after the Grant Date, then the restrictions shall lapse as to all shares of Restricted Stock on the date of Executive's Disability or death.

8. If there is (i) any change in the capital structure of the Company through merger, consolidations, reorganization, recapitalization, spin-off or otherwise,
(ii) any dividend on the Restricted Stock, payable in common stock of the Company, or (iii) a stock split or a combination of shares, the Board shall make appropriate adjustments in the number of shares relating to Restricted Stock as it deems equitable, in its absolute discretion.

9. If (a) one of the events described in Section 4 of Part VII of the Company's 1996 Stock Incentive Plan (the "1996 Plan") occurs and (b) Executive is actively employed on the date of such event, then from and after such date, the restrictions on all Restricted Stock covered by this Agreement shall immediately lapse.

10. Nothing in this Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company to terminate Executive's employment at any time, in the absence of a specific agreement to the contrary.

11. This Agreement shall be governed by the laws of the State of Kansas. It may not be modified except in writing signed by both parties.

12. Any notice to be given under this Agreement by Executive shall be sent by mail addressed to the Company for the attention of the Compensation and Benefits Department, 3231 S.E. Sixth Avenue Topeka, KS 66607, and any notice by the Company to Executive shall be sent by mail addressed to Executive at the address then on file with the Company's Compensation and Benefits Department. Either party may, by notice given to the other in accordance with the provisions of this Section, change the address to which subsequent notices shall be sent.

13. The Restricted Stock is not being granted under the 1996 Plan. However, for ease of reference, certain sections in this Agreement incorporate specified provisions of the 1996 Plan. Executive acknowledges that Executive has received a copy of the 1996 Plan, as the Plan is in effect on the date of this Agreement, and has read and understands the applicable terms of the 1996 Plan that are incorporated by reference into this Agreement.

                                                                       Exhibit 3

                           CHANGE OF CONTROL AGREEMENT

            This CHANGE OF CONTROL AGREEMENT (this "AGREEMENT"), is entered into as of the __ day of _________, 200__ (the "AGREEMENT DATE"), by and between Payless ShoeSource, Inc., a Delaware corporation (the "COMPANY"), and Matthew E. Rubel (the "EXECUTIVE").

            WHEREAS, the Board of Directors of the Company (the "BOARD"), has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined herein). The Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control and to encourage the Executive's full attention and dedication to the current Company and in the event of any threatened or pending Change of Control, and to provide the Executive with compensation and benefits arrangements upon a Change of Control that ensure that the compensation and benefits expectations of the Executive will be satisfied and that are competitive with those of other corporations. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

            NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

            SECTION 1. CERTAIN DEFINITIONS.

            (a) "EFFECTIVE DATE" means the first date on which a Change of Control occurs. Notwithstanding anything in this Agreement to the contrary, if a Change of Control occurs and if the Executive's employment with the Company is terminated without Cause or for Good Reason within one year prior to the date on which the Change of Control occurs then "Effective Date" means the date immediately prior to the date of such termination of employment unless such termination did not occur at the request of a third party that has taken steps reasonably calculated to effect a Change of Control. Further, notwithstanding anything in this Agreement to the contrary, if a Potential Change of Control occurs and if the Executive's employment with the Company is terminated as provided in Section 5(e), then "Effective Date" means the date immediately prior to the date of such termination of employment.

            (b) "CHANGE OF CONTROL PERIOD" means the period commencing on the Effective Date and ending on the third anniversary thereof.

            (c) "AFFILIATED COMPANY" means any company controlled by, controlling or under common control with the Company.

            (d) "CHANGE OF CONTROL" means:

            (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) (a "PERSON") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of the Company (the "OUTSTANDING COMPANY COMMON STOCK") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "OUTSTANDING COMPANY VOTING SECURITIES"); provided, however, that, for purposes of this Section 1(d), none of the following shall constitute a Change of Control: (i) any acquisition directly from the Company of 30% or less of Outstanding Company Common Stock or Outstanding Company Voting Securities provided that at least a majority of the members of the board of directors of the Company following such acquisition were members of the Incumbent Board at the time of the Board's approval of such acquisition, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company, or (iv) any acquisition by the Company which, by reducing the number of shares of Outstanding Company Common Stock or Outstanding Company Voting Securities, increases the proportionate number of shares of Outstanding Company Common Stock or Outstanding Company Voting Securities beneficially owned by any Person to 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities; provided, however, that, if such Person shall thereafter become the beneficial owner of any additional shares of Outstanding Company Common Stock or Outstanding Company Voting Securities and beneficially owns 20% or more of either the Outstanding Company Common Stock or the Outstanding Company Voting Securities, then such additional acquisition shall constitute a Change of Control; or

            (2) Individuals who, as of the date hereof, constitute the Board (the "INCUMBENT BOARD") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

            (3) Consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "BUSINESS COMBINATION"), in each case, unless, immediately following such Business Combination, (A) more than 50%, respectively, of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of (x) the corporation resulting from such Business Combination, or (y) a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries, is represented by the Outstanding Company Common Stock and the Outstanding Company Voting Securities (or, if applicable, is represented by shares into which Outstanding Company Common Stock or Outstanding Company Voting Securities were converted pursuant to such Business Combination) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

            (4) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

            (e) "POTENTIAL CHANGE OF CONTROL" means:

            (1) At least two directors of a particular class of directors, as of the date hereof, are replaced for any reason by directors who are not members of the Incumbent Board at the time of such replacement; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

            (2) The Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change of Control has occurred.

            SECTION 2. TERM OF AGREEMENT AND COVERED EMPLOYMENT. (a) TERM OF AGREEMENT. This Agreement shall be in effect from the Agreement Date and shall terminate on the third anniversary thereof; provided, however, that, commencing on the date one year after the Agreement Date, and on each annual anniversary of such date (such date and each annual anniversary thereof, the "RENEWAL DATE"), unless previously terminated, this Agreement shall be automatically extended so as to terminate three years from such Renewal Date, unless, at least 60 days prior to the Renewal Date, the Company shall give notice to the Executive that the Change of Control Period shall not be so extended (a "NONRENEWAL NOTICE"). Notwithstanding the delivery of any such Nonrenewal Notice, this Agreement shall continue in effect for the Change of Control Period if a Change of Control occurs during the term of this Agreement. Notwithstanding anything in this Section to the contrary, this Agreement shall terminate if (i) the Executive or the Company terminates the Executive's employment prior to a Change of Control (except as provided in Section 1(a)), or (ii) the Executive's employment terminates in accordance with Sections 1(a), 4 or 5 and the Company has fulfilled all of its obligations to the Executive under this Agreement.

            (b) COVERED EMPLOYMENT. The Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company, subject to the terms and conditions of this Agreement, for the Change of Control Period.

            SECTION 3. TERMS OF EMPLOYMENT. (a) POSITION AND DUTIES. (1) During the Change of Control Period, (A) the Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 120-day period immediately preceding the Effective Date and (B) the Executive's services shall be performed at the office where the Executive was employed immediately preceding the Effective Date or at any other location less than 35 miles from such office.

            (2) During the Change of Control Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Change of Control Period, it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that, to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

            (b) COMPENSATION. (1) BASE SALARY. During the Change of Control Period, the Executive shall receive an annual base salary (the "ANNUAL BASE SALARY"), which Annual Base Salary shall be paid at a monthly rate at least equal to 12 times the highest monthly base salary paid or payable, including any base salary that has been earned but deferred, to the Executive by the Company and the affiliated companies in respect of the 12-month period immediately preceding the month in which the Effective Date occurs. During the Change of Control Period, the Annual Base Salary shall be reviewed at least annually, beginning no more than 12 months after the last salary increase awarded to the Executive prior to the Effective Date. Any increase in the Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. The Annual Base Salary shall not be reduced after any such increase and the term "Annual Base Salary" shall refer to the Annual Base Salary as so increased.

            (2) ANNUAL BONUS. In addition to the Annual Base Salary, the Executive shall be awarded, for each fiscal year ending during the Change of Control Period, an annual bonus (the "ANNUAL BONUS") in cash at least equal to the Executive's highest bonus under the Company's annual and long-term incentive plans, or any comparable bonus under any predecessor or successor plan, for the last three full fiscal years prior to the Effective Date (annualized, in the event that the Executive was not employed by the Company for the whole of such fiscal year) (the "RECENT ANNUAL BONUS"). Each such Annual Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus.

            (3) INCENTIVE, SAVINGS AND RETIREMENT PLANS. During the Change of Control Period, the Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies, and programs applicable generally to other peer executives of the Company and the affiliated companies, but in no event shall such plans, practices, policies and programs provide the Executive with incentive opportunities (measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable), savings opportunities and retirement benefit opportunities, in each case, less favorable, in the aggregate, than the most favorable of those provided by the Company and the affiliated companies for the Executive under such plans, practices, policies and programs as in effect at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, those provided generally at any time after the Effective Date to other peer executives of the Company and the affiliated companies.

            (4) WELFARE BENEFIT PLANS. During the Change of Control Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and the affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company and the affiliated companies, but in no event shall such plans, practices, policies and programs provide the Executive with benefits that are less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, those provided generally at any time after the Effective Date to other peer executives of the Company and the affiliated companies.

            (5) EXPENSES. During the Change of Control Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the most favorable policies, practices and procedures of the Company and the affiliated companies in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and the affiliated companies.

            (6) FRINGE BENEFITS. During the Change of Control Period, the Executive shall be entitled to fringe benefits, including, without limitation, tax and financial planning services, payment of club dues, and, if applicable, use of an automobile, airplane and payment of related expenses, in accordance with the most favorable plans, practices, programs and policies of the Company and the affiliated companies in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and the affiliated companies.

            (7) OFFICE AND SUPPORT STAFF. During the Change of Control Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to exclusive personal secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Executive by the Company and the affiliated companies at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, as provided generally at any time thereafter with respect to other peer executives of the Company and the affiliated companies.

            (8) VACATION. During the Change of Control Period, the Executive shall be entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company and the affiliated companies as in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and the affiliated companies.

            SECTION 4. TERMINATION OF EMPLOYMENT. (a) DEATH OR DISABILITY. The Executive's employment shall terminate automatically if the Executive dies during the Change of Control Period. If the Company determines in good faith that the Disability (as defined herein) of the Executive has occurred during the Change of Control Period (pursuant to the definition of "Disability"), it may give to the Executive written notice in accordance with Section 11(b) of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "DISABILITY EFFECTIVE DATE"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. "DISABILITY" means the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness that is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

            (b) CAUSE. The Company may terminate the Executive's employment during the Change of Control Period for Cause. "CAUSE" means:

                  (A) the willful and continued failure of the Executive to
            perform substantially the Executive's duties with the Company or any affiliated company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board or the Chief Executive Officer of the Company that specifically identifies the manner in which the Board or the Chief Executive Officer of the Company believes that the Executive has not substantially performed the Executive's duties, or

                  (B) the willful engaging by the Executive in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company.

            For purposes of this Section 4(b), no act, or failure to act, on the part of the Executive shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer of the Company or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel for the Executive, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in Section 4(b)(1) or 4(b)(2), and specifying the particulars thereof in detail.

            (c) GOOD REASON. The Executive's employment may be terminated by the Executive for Good Reason. "GOOD REASON" means in the absence of a written consent by the Executive:

                  (A) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 3(a), or any other action by the Company that results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                  (B) any failure by the Company to comply with any of the
            provisions of Section 3(b), other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                  (C) the Company's requiring the Executive to be based at any office or location other than as provided in Section 3(a)(1)(B) or the Company's requiring the Executive to travel on Company business to a substantially greater extent than required immediately prior to the Effective Date;

                  (D) any purported termination by the Company of the
            Executive's employment otherwise than as expressly permitted by this Agreement;

                  (E) any failure by the Company to comply with and satisfy
            Section 10(c); or

                  (F) any failure of the Executive to be a member of the Board of Directors of the Company, or of any successor to the Company, or the ultimate parent of the Company or any such successor (as applicable), other than by reason of your voluntary resignation, Cause, death or Disability.

            For purposes of this Section 4(c), any good faith determination of Good Reason made by the Executive shall be conclusive. Anything in this Agreement to the contrary notwithstanding, a termination by the Executive for any reason during the 30-day period immediately following the first anniversary of a Change of Control shall be deemed to be a termination for Good Reason for all purposes of this Agreement.

            (d) NOTICE OF TERMINATION. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b). "NOTICE OF TERMINATION" means a written notice that (1) indicates the specific termination provision in this Agreement relied upon, (2) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (3) if the Date of Termination (as defined herein) is other than the date of receipt of such notice, specifies the Date of Termination (which Date of Termination shall be not more than 30 days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance that contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's respective rights hereunder.

            (e) DATE OF TERMINATION. "DATE OF TERMINATION" means (1) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified in the Notice of Termination, as the case may be, (2) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination, and (3) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

            SECTION 5. OBLIGATIONS OF THE COMPANY UPON TERMINATION. (a) GOOD REASON; OTHER THAN FOR CAUSE, DEATH OR DISABILITY. If, during the Change of Control Period, the Company terminates the Executive's employment other than for Cause or Disability or the Executive terminates employment for Good Reason:

                  (A) the Company shall pay to the Executive, in a lump sum in cash within 30 days after the Date of Termination, the aggregate of the following amounts:

                  the sum of (i) the Executive's Annual Base Salary through the
            Date of Termination to the extent not theretofore paid, (ii) the product of (x) the higher of (I) the Recent Annual Bonus and (II) the Annual Bonus paid or payable, including any bonus or portion thereof that has been earned but deferred (and annualized for any fiscal year consisting of less than 12 full months or during which the Executive was employed for less than 12 full months), for the most recently completed fiscal year during the Change of Control Period, if any (such higher amount, the "HIGHEST ANNUAL BONUS") and
            (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination and the denominator of which is 365, and (iii) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case, to the extent not theretofore paid (the sum of the amounts described in subclauses (i), (ii) and (iii), the "ACCRUED OBLIGATIONS"); and

                  the amount equal to the product of (i) three and (ii) the sum of (x) the Executive's Annual Base Salary and (y) the Highest Annual Bonus; and

                  in lieu of the receipt of shares of common stock of the
            Company ("COMMON STOCK") issuable upon the exercise of outstanding options (other than stock options qualifying as incentive stock options ("ISOs") under Section 422A of the Internal Revenue Code of 1986, as amended (the "CODE") which ISOs were granted on or prior to April 29, 1996) ("OPTIONS"), stock appreciation rights ("SARs") and performance units ("UNITS"), if any (the Options, SARs and Units shall be referred to herein collectively as the "AWARDS"), granted to the Executive under the Company's 1996 Stock Incentive Plan or any successor or substitute plans thereto, or otherwise not under any such plan, an amount equal to the product of (i) the excess of
            (x) in the case of an ISO granted after April 29, 1996, the closing price of Common Stock as reported on the New York Stock Exchange on the Date of Termination or the last full trading day immediately prior to the Date of Termination (or, if not listed on such exchange, on a nationally recognized exchange or quotation system on which trading value in the Common Stock is highest) (the "CLOSING PRICE") and, in the case of all other Awards, the higher of the Closing Price and the highest per share price for Common Stock actually paid in connection with any Change of Control, over (y) the per share exercise price (if any) of each Award, and (2) the number of shares of Common Stock covered by each such Award, whether or not such Award is exercisable on the Date of Termination; and

                  (B) for three years after the Executive's Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those that would have been provided to them in accordance with the plans, programs, practices and policies described in Section 3(b)(4) if the Executive's employment had not been terminated or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and the affiliated companies and their families, provided, however, that, if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. If the Executive has attained age 50 on the Date of Termination and if, with five additional years of age and service beyond the Executive's age and years of service as of the Date of Termination, the Executive would have been entitled to receive any other benefits under the Company's post-retirement programs as in effect immediately prior to the Effective Date, then the Executive shall be entitled to such benefits as if the Executive had attained those five additional years of age and been employed by the Company for those five additional years of service, as of the Date of Termination, and such benefits shall commence immediately and be determined and provided under the terms of such plans as in effect immediately prior to the Effective Date, without regard to any amendments subsequent to the Effective Date that adversely affect the rights of participants thereunder; and

                  (C) if the Executive has attained age 50 but has not attained age 55 on the Date of Termination, then for purposes of determining benefits under Section 3.2(c) of the Company's Supplementary Retirement Plan or any successor plan, as in effect immediately prior to the Effective Date (the "SUPPLEMENTAL PLAN"), the Executive shall be deemed to be entitled to the benefits under Section 3.2(c) of the Supplemental Plan if, during the five-year period following the Effective Date, the Company terminates the Executive's employment other than for Cause or the Executive terminates his employment for Good Reason (it being expressly agreed that, notwithstanding anything to the contrary contained herein, the rights under this Section 5(a)(3) shall survive for the five-year period following the Effective Date); and

                  (D) Notwithstanding any provision in any equity or
            equity-based grant agreement or any other agreement or plan covering the Executive, all of the non-competition restrictions imposed on the Executive under such equity or equity-based grant agreement shall cease to apply for all purposes of such equity or equity-based grant agreement, including but not limited to all options, stock appreciation rights, and performance units granted to the Executive at any time;

                  (E) the Company shall, at its sole expense as incurred, and subject to a maximum limit equal to three (3) times the Executive's monthly compensation, provide the Executive with outplacement services the scope and provider of which shall be selected by the Executive in the Executive's sole discretion; and

                  (F) to the extent not theretofore paid or provided, the
            Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or that the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and the affiliated companies (such other amounts and benefits, the "OTHER BENEFITS").

            (b) DEATH. If the Executive's employment is terminated by reason of the Executive's death during the Change of Control Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of the Other Benefits. The Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of the Other Benefits, the term "Other Benefits" as utilized in this Section 5(b) shall include, without limitation, and the Executive's estate and/or beneficiaries shall be entitled to receive, benefits at least equal to the most favorable benefits provided by the Company and the affiliated companies to the estates and beneficiaries of peer executives of the Company and the affiliated companies under such plans, programs, practices and policies relating to death benefits, if any, as in effect with respect to other peer executives and their beneficiaries at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive's estate and/or the Executive's beneficiaries, as in effect on the date of the Executive's death with respect to other peer executives of the Company and the affiliated companies and their beneficiaries.

            (c) DISABILITY. If the Executive's employment is terminated by reason of the Executive's Disability during the Change of Control Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of the Other Benefits. The Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of the Other Benefits, the term "Other Benefits" as utilized in this
Section 5(c) shall include, and the Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits at least equal to the most favorable of those generally provided by the Company and the affiliated companies to disabled executives and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, as in effect generally with respect to other peer executives and their families at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter generally with respect to other peer executives of the Company and the affiliated companies and their families.

            (d) CAUSE; OTHER THAN FOR GOOD REASON. If the Executive's employment is terminated for Cause during the Change of Control Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (1) the Executive's Annual Base Salary through the Date of Termination, (2) the amount of any compensation previously deferred by the Executive, and (3) the Other Benefits, in each case, to the extent theretofore unpaid. If the Executive voluntarily terminates employment during the Change of Control Period, excluding a termination for Good Reason, this Agreement shall terminate without further obligations to the Executive, other than for the Accrued Obligations and the timely payment or provision of the Other Benefits. In such case, all the Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

            (e) OBLIGATIONS OF THE COMPANY AND THE EXECUTIVE UPON A POTENTIAL CHANGE OF CONTROL. If, prior to the Change of Control Period, a Potential Change of Control occurs, the Executive hereby agrees to remain in the employ of the Company, on the same basis and terms and conditions as the Executive is employed by the Company immediately prior to the Potential Change of Control, for the 12-month period following such Potential Change of Control. If the Executive's employment is terminated by the Company other than for Cause, death or Disability, or the Executive terminates his employment for Good Reason, during the 12-month period following the occurrence of a Potential Change of Control, without regard to whether a Change of Control has actually occurred or is likely to occur, the Executive's employment shall be deemed to have been terminated by the Company in anticipation of a Change of Control, and the Executive shall be entitled to receive the payments and benefits provided in Section 5(a) hereof.

            SECTION 6. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or the affiliated companies and for which the Executive may qualify, nor, subject to Section 11(f), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or the affiliated companies. Amounts that are vested benefits or that the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or the affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement, except as explicitly modified by this Agreement.

            SECTION 7. FULL SETTLEMENT. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense, or other claim, right or action that the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, and such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses that the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus, in each case, interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Code.

            SECTION 8. CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY.

            (a) Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company or the affiliated companies to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise but determined without regard to any additional payments required under this Section 8) (the "PAYMENT") would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, collectively, the "EXCISE TAX"), then the Executive shall be entitled to receive an additional payment (the "GROSS-UP PAYMENT") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing provisions of this Section 8(a), if it shall be determined that the Executive is entitled to the Gross-Up Payment, but that the Payments do not exceed 110% of the greatest amount that could be paid to the Executive such that the receipt of the Payments would not give rise to any Excise Tax (the "REDUCED AMOUNT"), then no Gross-Up Payment shall be made to the Executive and the Payments, in the aggregate, shall be reduced to the Reduced Amount.

            (b) Subject to the provisions of Section 8(c), all determinations required to be made under this Section 8, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Deloitte & Touche LLP or such other certified public accounting firm as may be designated by the Executive (the "ACCOUNTING FIRM") that shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, is not able to make the determinations required hereunder for any reason, or the Company determines that the Accounting Firm is precluded from performing such services under applicable independence standards or otherwise, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 8, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder or as a result of a permitted or required redetermination of the Excise Tax, it is possible that Gross-Up Payments that will not have been made by the Company should have been made (the "UNDERPAYMENT") or that Gross-Up Payments that were initially made by the Company exceeded the amount necessary to reimburse the Executive as contemplated in the first sentence of Section 8(a) or were not due pursuant to the application of the last sentence of Section 8(a) ("OVERPAYMENT"). In the event the Company exhausts its remedies pursuant to Section 8(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive. The Accounting Firm shall determine the amount of any Overpayment that has been made and whether any permitted redetermination of the Excise Tax would result in an Overpayment and such Overpayment shall be promptly paid to the Company by the Executive to the extent he is entitled to a refund on account of such Overpayment (together with interest at the rate provided in Section 1274(b)(2) of the Code from the date of such entitlement). It is the intent of this provision that the Gross-Up Payment reflect the Excise Tax liability, if any, actually incurred by the Executive in the opinion of the Accounting Firm.

            (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than 10 business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which the Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that the Company desires to contest such claim, the Executive shall:

                  (A) give the Company any information reasonably requested by the Company relating to such claim,

                  (B) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                  (C) cooperate with the Company in good faith in order
            effectively to contest such claim, and

                  (D) permit the Company to participate in any proceedings
            relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest, and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 8(c), the Company shall control all proceedings taken in connection with such contest, and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the applicable taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that, if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and provided, further, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which the Gross-Up Payment would be payable hereunder, and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

            (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 8(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 8(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 8(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

            SECTION 9. CONFIDENTIAL INFORMATION. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or the affiliated companies, and their respective businesses, which information, knowledge or data shall have been obtained by the Executive during the Executive's employment by the Company or the affiliated companies and which information, knowledge or data shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those persons designated by the Company. In no event shall an asserted violation of the provisions of this Section 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

            SECTION 10. SUCCESSORS. (a) This Agreement is personal to the Executive, and, without the prior written consent of the Company, shall not be assignable by the Executive other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

            (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

            (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. "COMPANY" means the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid that assumes and agrees to perform this Agreement by operation of law or otherwise.

            SECTION 11. MISCELLANEOUS. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified other than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

            (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

            if to the Executive:
            to the address then on file with the Company's payroll department if to the Company:
            Payless ShoeSource, Inc.
            3231 SE Sixth Avenue
            Topeka, Kansas  66607
            Attention:  General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

            (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

            (d) The Company may withhold from any amounts payable under this Agreement such United States federal, state or local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

            (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Sections 4(c)(1) through 4(c)(5), shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

            (f) If the Company determines that the Executive is a "key employee" within the meaning of Section 409A of the Internal Revenue Code and that, as a result of such status, any portion of the payments under this Agreement (without regard to any other plan of deferred compensation) would be subject to additional or accelerated taxation, the Company will delay paying such portion of the payment until the earliest permissible date on which payments may commence without triggering such additional taxation (with such delay not to exceed six months), with the first such payment to include the amounts that would have been paid earlier but for the above delay plus simple interest on any unpaid amounts equal to 6-month LIBOR on the date of termination of employment plus 450 basis points.

            (g) From and after the Effective Date or the date that a Potential Change of Control occurs, and except as expressly set forth herein, this Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof, including the Employment Agreement, dated as of [DATE] (the "EMPLOYMENT AGREEMENT"); provided, however, in no event shall this Agreement supersede or replace the Indemnification Agreement between the Executive and the Company, dated as of [DATE] as from time to time amended prior to the Effective Date; and provided further that, to the extent not inconsistent with any provision hereof, the following provisions of the Employment Agreement shall remain in effect during the Change of Control Period: Sections 6(b)(7) (relating to an additional two (2) years of age and service credit under the Supplementary Retirement Plan but such credit shall not applicable for the purpose of satisfying any "age 50" requirements under this Agreement), Section 7 (relating to proprietary information), Section 8 (relating to certain covenants) and Section 12(d) (relating to certain remedies that the Company and the Executive shall have).

            IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from the Board, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                                    ____________________________________________
                                        Name of Executive: Mathew E. Rubel

                                    PAYLESS SHOESOURCE, INC.

                                    By: ________________________________________
                                    Name:
                                    Title:

                                                                       Exhibit 4

                            INDEMNIFICATION AGREEMENT

            AGREEMENT, dated as of the_______ day of ____________, 2005, between Payless ShoeSource, Inc., a Delaware corporation (the "Company") and Matthew E. Rubel (the "Indemnitee").

            WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available; and

            WHEREAS, Indemnitee is a director or officer of the Company; and

            WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies in today's environment; and

            WHEREAS, basic protection against undue risk of personal liability of directors and officers heretofore has been provided through insurance coverage providing reasonable protection at reasonable cost, and Indemnitee has relied on the availability of such coverage; but as a result of substantial changes in the marketplace for such insurance it generally has become more difficult to obtain such insurance on terms providing reasonable protection at reasonable cost; and

            WHEREAS, the Delaware legislature, in recognition of the need to secure the continued service of competent and experienced people in senior corporate positions and to assure that they will be able to exercise judgment without fear of personal liability so long as they fulfill the basic duties of honesty, care and good faith, has so enacted Section 145 of The Delaware General Corporation Law (the "DGCL"), which empowers the Company to indemnify its officers, directors, employees and agents and expressly provides that the indemnification provided by the statute is not exclusive; and

            WHEREAS, the Certificate of Incorporation of the Company requires the Company to indemnify and advance expenses to its directors and officers to the fullest extent now or hereafter authorized or permitted by law and authorizes the Company to enter into agreements providing for such indemnification and advancement of expenses; and

            WHEREAS, in recognition of the fact that the Indemnitee continues to serve as a director or officer of the Company, in part in reliance on the aforesaid By-laws, and of the fact of Indemnitee's need for substantial protection against personal liability in order to enhance Indemnitee's continued service to the Company in an effective manner, and in part to provide Indemnitee with specific contractual assurance that the protection promised by such Certificate of Incorporation will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of such Certificate of Incorporation or any change in the composition of the Company's Board of Directors or any acquisition transaction relating to the Company), and due to the possibility that the Company's directors' and officers' liability insurance coverage could at some future time become inadequate, the Company wishes to provide in this Agreement for the indemnification of, and the advancing of expenses to, Indemnitee to the fullest extent (whether partial or complete) now or hereafter authorized or permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company's directors' and officers' liability insurance policies,

            NOW, THEREFORE, in consideration of the premises and of Indemnitee continuing to serve the Company directly or, at its request, with another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

            1. CERTAIN DEFINITIONS:

            (1) "Approved Law Firm" shall mean any law firm (i) located in New York or Delaware, (ii) having 50 or more attorneys and (iii) rated "av" by Martindale-Hubbell Law Directory; provided, however, that such law firm shall not, for a five- year period prior to the Indemnifiable Event, have been engaged by the Company, an Acquiring Person or the Indemnitee.

            (2) "Applicable Standard of Conduct" shall mean the standard established by Section 145(a)-(b) of the DGCL.

            (3) "Board of Directors" shall mean the Board of Directors of the Company.

            (4) "Change of Control" shall be deemed to have occurred upon:

                  (A) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this Section 1(d), none of the following shall constitute a Change of Control: (i) any acquisition directly from the Company of 30% or less of Outstanding Company Common Stock or Outstanding Company Voting Securities provided that at least a majority of the members of the board of directors of the Company following such acquisition were members of the Incumbent Board at the time of the Board's approval of such acquisition, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company, or (iv) any acquisition by any corporation pursuant to a transaction that complies with Sections 1(d)(3)(A), 1(d)(3)(B) and 1(d)(3)(C) or (v) any acquisition by the Company which, by reducing the number of shares of Outstanding Company

            Common Stock or Outstanding Company Voting Securities, increases the proportionate number of shares of Outstanding Company Common Stock or Outstanding Company Voting Securities beneficially owned by any Person to 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities; provided, however, that, if such Person shall thereafter become the beneficial owner of any additional shares of Outstanding Company Common Stock or Outstanding Company Voting Securities and beneficially owns 20% or more of either the Outstanding Company Common Sock or the Outstanding Company Voting Securities, then such additional acquisition shall constitute a Change of Control; or

                  (B) The cessation, for any reason, of individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (C) The consummation of a reorganization, merger,
            consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, immediately following such Business Combination, more than 50%, respectively, of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of (x) the corporation resulting from such Business Combination, or, (y) a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries, is represented by the Outstanding Company Common Stock and the Outstanding Company Voting Securities (or, if applicable, is represented by shares into which Outstanding Company Common Stock or Outstanding Company Voting Securities were converted pursuant to such Business Combination) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

                  (D) The approval by the stockholders of the Company of a
            complete liquidation or dissolution of the Company.

            (5) "Claim" shall mean any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether conducted by the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.

            (6) "Expenses" shall include attorneys' fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any Claim relating to any Indemnifiable Event, together with interest, computed at the Company's average cost of funds for short-term borrowings, accrued from the date of payment of such expense to the date Indemnitee receives reimbursement therefor.

            (7) "Indemnifiable Event" shall mean any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation of any type or kind, domestic or foreign, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity. Without limitation of any indemnification provided hereunder, an Indemnitee serving (i) another corporation, partnership, joint venture or trust of which 20 percent or more of the voting power or residual economic interest is held, directly or indirectly, by the Company, or (ii) any employee benefit plan of the Company or any entity referred to in clause (i), in any capacity shall be deemed to be doing so at the request of the Company.

            (8) "Reviewing Party" shall be (i) the Board of Directors acting by majority vote of directors who are not parties to the particular Claim with respect to which Indemnitee is seeking indemnification, even through less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, (A) by independent legal counsel in a written opinion that indemnification is proper in the circumstances because the indemnification is not precluded by circumstances described in the last sentence of Section 2 of this Agreement and the Applicable Standard of Conduct set forth in Section 145 of the DGCL has been met by the Indemnitee or (B) the shareholders upon a finding that the Indemnitee has met the Applicable Standard of Conduct referred to in clause (iii)(A) of this definition.

            (9) "Voting Securities" shall mean any securities of the Company which vote generally in the election of directors.

            2. BASIC INDEMNIFICATION ARRANGEMENT. If Indemnitee was, is or becomes at any time a party to, or witness or other participant in, or is threatened to be made a party to, or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent now or hereafter authorized or permitted by law as soon as practicable but in any event no later than 30 days after written demand is presented to the Company, against any and all Expenses, judgments, fines (including excise taxes assessed against an Indemnitee with respect to an employee benefit plan), penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with, or in respect of, such Expenses, judgments, fines, penalties or amounts paid in settlement) of such Claim. If so requested by Indemnitee, the Company shall advance (within two business days of such request) any and all Expenses to Indemnitee (an "Expense Advance"). Notwithstanding anything in this Agreement to the contrary, (i) Indemnitee shall not be entitled to indemnification pursuant to this Agreement in any action in which the Indemnitee's conduct has been finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct; (ii) in any derivative action in which Indemnitee has been finally adjudged to be liable to the Company, unless and only to the extent that the Court of Chancery or the court in which the proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper, and (iii) prior to a Change in Control Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Claim initiated by Indemnitee against the Company or any director or officer of the Company unless the Company has joined in or consented to the initiation of such Claim.

            3. PAYMENT. Notwithstanding the provisions of Section 2, the obligations of the Company under Section 2 (which shall in no event be deemed to preclude any right to indemnification to which Indemnitee may be entitled under
Section 145(c) of the DGCL) shall be subject to the condition that the Reviewing Party shall have authorized such indemnification in the specific case by having determined that the indemnification is not precluded by circumstances described in the last sentence of Section 2 of this Agreement and Indemnitee is permitted to be indemnified under the Applicable Standard of Conduct set forth in Section 145(a)-(b) of the DGCL. The Company shall promptly call a meeting of the Board of Directors with respect to a Claim and agrees to use its best efforts to facilitate a prompt determination by the Reviewing Party with respect to the Claim. Indemnitee shall be afforded the opportunity to make submissions to the Reviewing Party with respect to the Claim. The obligation of the Company to make an Expense Advance pursuant to Section 2 shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under Section 2 and applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees and undertakes to the full extent required by Section 145(e) of the DGCL to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the State of Delaware having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

            4. CHANGE IN CONTROL. If there is a Change in Control (other than a Change in Control which has been approved by a majority of the Board of Directors who were directors immediately prior to such Change in Control) then
(i) all determinations by the Company pursuant to the first sentence of Section 3 hereof and Section 145(d) of the DGCL shall be made by independent legal counsel in a written opinion pursuant to Section 145(d) of the DGCL and (ii) with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or By-law of the Company now or hereafter in effect relating to Claims for Indemnifiable Events (including, but not limited to, any such legal opinion provided under Section 145 (d) of the DGCL) the Company (including the Board of Directors) shall seek legal advice from (and only from) special, independent counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company (or any subsidiary of the Company) or an Acquiring Person (or any affiliate or associate of such Acquiring Person) or Indemnitee within the last five years (other than in connection with such matters). Unless Indemnitee has theretofore selected counsel pursuant to this
Section 4 and such counsel has been approved by the Company, any Approved Law Firm selected by Indemnitee shall be deemed to be approved by the Company. Such counsel, among other things, shall render its written opinion to the Company, the Board of Directors and Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the special, independent counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. As used in this Agreement, the terms "affiliate" and "associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Act and in effect on the date of this Agreement.

            5. INDEMNIFICATION FOR ADDITIONAL EXPENSES. The Company shall indemnify Indemnitee against any and all expenses (including attorneys' fees) and, if requested by Indemnitee, shall (within two business days of such request) advance such expenses to Indemnitee, which are reasonably incurred by Indemnitee in connection with any claim asserted or action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or By-law of the Company now or hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

            6. PARTIAL INDEMNITY, ETC. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified, to the extent permitted by law, against all Expenses incurred in connection with such Indemnifiable Event.

            7. BURDEN OF PROOF. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

            8. NO PRESUMPTION. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, whether civil or criminal, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

            9. NONEXCLUSIVITY, ETC. The rights of the Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Certificate of Incorporation of the Company, the DGCL, or otherwise. To the extent that a change in the DGCL (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Certificate of Incorporation of the Company and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

            10. LIABILITY INSURANCE. To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director or officer of the Company.

            11. PERIOD OF LIMITATIONS. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company or any affiliate of the Company against Indemnitee, Indemnitee's spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company or any affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

            12. AMENDMENTS, ETC. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be effective unless in writing and no written waiver shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

            13. SUBROGATION. In the event of payment under the Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

            14. NO DUPLICATION OF PAYMENTS. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, By-law or otherwise) of the amounts otherwise indemnifiable hereunder.

            15. SPECIFIC PERFORMANCE. The parties recognize that if any provision of this Agreement is violated by the Company, Indemnitee may be without an adequate remedy at law. Accordingly, in the event of any such violation, the Indemnitee shall be entitled, if Indemnitee so elects, to institute proceedings, either in law or at equity, to obtain damages, to enforce specific performance, to enjoin such violation, or to obtain any relief or any combination of the foregoing as Indemnitee may elect to pursue.

            16. BINDING EFFECT, ETC. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs, and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or of any other enterprise at the Company's request.

            17. SEVERABILITY. The provisions of this Agreement shall be severable if any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

            18. GOVERNING LAW. This Agreement shall be governed by, and be construed and enforced in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

            19. EFFECTIVE TIME. This Agreement shall become effective as of the date first above written. The contractual rights of Indemnitee with respect to Indemnifiable Events occurring before the Effective Time are governed by the Indemnification Agreement between Indemnitee and Payless ShoeSource, Inc., a Missouri corporation or Payless ShoeSource, Inc., a Delaware corporation, if any, (the "Prior Agreements") and Indemnitee shall have no rights under this Agreement with respect to such Indemnifiable Events. The contractual rights of Indemnitee with respect to Indemnifiable Events occurring after the Effective Time are governed by this Agreement, and Indemnitee shall have no rights against Payless ShoeSource, Inc., a Missouri corporation or Payless ShoeSource, Inc., a Delaware corporation, under any Prior Agreements with respect to such Indemnifiable Events.

            IN WITNESS WHEREOF, the Company and Indemnitee have executed this Agreement as of the date first above written.

                                  _________________________________________
                                  Matthew E. Rubel

                                  PAYLESS SHOESOURCE, INC.

                                  By: _____________________________________
                                  Name: Jay A. Lentz
                                  Title: Senior Vice President - Human Resources